Exhibit 99.1

[LOGO]    AmeriVest
       Properties Inc.

                                  NEWS RELEASE

CONTACT:

AMERIVEST PROPERTIES INC.    1780 South Bellaire Street             Listed: AMEX
Kim P. Boswood                       Suite 100               Trading Symbol: AMV
Investor Relations               Denver, CO 80222          www.amvproperties.com
Phone: (303) 297-1800           Fax: (303) 296-7353
       ext. 118
kim@amvproperties.com

                 AMERIVEST ANNOUNCES FIRST QUARTER 2003 RESULTS

        88% increase in revenues; 65% increase in funds from operations;
                           4% increase in net income

DENVER, CO (May 6, 2003) -- AmeriVest Properties Inc. (AMEX: AMV) reported results today for the first quarter ended March 31, 2003. Funds from operations
(FFO) for the first quarter of 2003 increased 65% to $1,785,612, compared with $1,082,454 in the first quarter of 2002. FFO per diluted share was $0.16 per share for both periods. Net income increased 4% to $404,964 from $390,962 in the first quarter of 2002, but declined on a diluted per share basis from $0.06 to $0.04 per share. See the Summary Financial Information for a reconciliation of FFO and FFO per share to net income and earnings per share, the most directly comparable GAAP measures.

"Our first quarter results reflect an increase in revenue of 88%, an increase in FFO of 65% and an increase in net income of 4% from the comparable period last year," stated William Atkins, chairman and chief executive officer of AmeriVest. "We are pleased with our performance and that we were able to maintain our diluted per share FFO on par with last year even though our outstanding diluted common shares increased more than 63%. These results include only 54 days of operations from the Southwest Gas building, an acquisition made in February
2003, but include a full quarter of operating results from the three acquisitions made with the proceeds of our 2002 public offering of common stock. We are very comfortable with the performance of these properties and look forward to their increasing contribution to our financial results during the remainder of 2003," said Atkins.

Revenues for the first quarter of 2003 increased 88% to $6,814,528 from $3,626,052 in the prior year period, reflecting additional revenues from the acquisition of three office properties in late 2002 (Parkway Centre II, Centerra and Chateau Plaza) and one office property in early 2003 (Southwest Gas). First quarter results included approximately $100,000 in operating expense reimbursements for 2002. The weighted-average number of common shares outstanding during the quarter, assuming full dilution, was 11,203,104, an increase of 63% from the first quarter of 2002, primarily due to a common stock offering completed in June 2002.

In addition to property operating expenses, which increased due to the additional properties acquired since March 2002, general and administrative expenses also increased 138% from the first quarter of 2002. "Our G&A expenses increased primarily due to the consolidation of the company's former outside advisor" said Atkins. "In addition, the quarter included more than $200,000 in legal, accounting, investor relations, shareholder services and travel expenses related to first quarter investor relations initiatives and the preparation and mailing of our Annual Report and proxy statement to a significantly larger base of shareholders. Although our G&A expense as a percentage of revenue for the quarter significantly exceeded our target for the year, because many of these costs are first quarter loaded, we are optimistic we will be able to bring overall expenses back in line with our stated goal of 10% of revenue by year end. During the quarter, we began to accrue approximately $36,000 per quarter towards non-cash long-term stock compensation under the Long-Term Incentive Plan presented for shareholder approval at this year's annual meeting," continued Atkins. Atkins further explained that, "additional amounts for cash and non-cash stock compensation may be accrued in the future to fund a performance bonus for certain of the Company's executive officers based on AmeriVest's total return to shareholders compared to our industry peers."

Operating Results
-----------------

At March 31, 2003, the Company's portfolio included 27 office properties totaling 1,564,090 square feet located in Colorado, Texas, Arizona and Indiana. The Company's core portfolio (which excludes assets owned less than 100% and smaller office buildings primarily leased to the State of Texas and Bank of America) included 9 properties totaling 1,221,449 square feet located in metropolitan Denver, Phoenix, Dallas and Indianapolis. Core portfolio occupancy at the end of March was 90.8%, compared to a weighted average occupancy in AmeriVest's core markets of 80.5%.

Charles K. Knight, AmeriVest's president and chief operating officer stated, "We continue to be pleased with the leasing activity in most of our markets. Our largest opportunities for occupancy gains remain in Denver, Colorado with our 70% leased Centerra and 82% leased Sheridan Center buildings. We have reported slight occupancy improvements in both buildings since December and are optimistic that our recently completed common area improvements and refurbishments at Centerra will continue to increase small tenant demand for this well-located property. Overall, we believe that our slight increases in occupancy and average rent from year-end are positive indicators and look forward to continuing this trend over the remainder of the year," concluded Knight.


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

First Quarter Highlights
------------------------

      o In February, we acquired the 147,660 SF Southwest Gas building in Phoenix, our second core property in Arizona.

      o In March, the board of directors declared a quarterly dividend of $0.13 per common share, which was paid on April 15, 2003, and represents our 27th consecutive quarterly dividend.

Conference Call
---------------

      The Company will hold an investor/analyst conference call on May 6, 2003, beginning at 9:00 a.m. MDT (11:00 a.m. EDT, 10:00 a.m. CDT, 8:00 a.m. PDT) to discuss its first quarter financial and operating results. The conference call may be joined by dialing (800) 374-0258. The password for the call is:
"AmeriVest." Calls from outside North America should be directed to (706) 634-4978. A digital replay will be available two hours after completion of the call until May 11, 2003 by calling (800) 642-1687 or for calls from outside North America, (706) 645-9291. The conference ID for the replay is 9818242. A live webcast of the conference call will be available at www.amvproperties.com. You must have Windows Media Player installed on your computer in order to listen to the webcast. Windows Media Player may be downloaded for free at the website listed above.

Company Information
-------------------

      AmeriVest Properties Inc., with its principal office in Denver, Colorado, owns 27 office properties and provides Smart Space for Small BusinessSM in select markets. To receive AmeriVest's latest news and information, visit our website at www.amvproperties.com.

      In addition to historical information, this press release contains forward-looking statements and information under the federal securities laws. These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management's beliefs and
assumptions  made  by  management.   While  AmeriVest  management  believes  the
assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest's 2002 Annual Report on Form 10-KSB and from time to time in the Company's filings with the Securities and Exchange Commission.


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
                            AMERIVEST PROPERTIES INC.
                          Summary Financial Information
                                   (unaudited)

                                                              Three Months
                                                            Ended March 31,
                                                           2003          2002
                                                           ----          ----
Selected Income Statement Information:
--------------------------------------
REAL ESTATE OPERATING REVENUE
  Rental revenue                                       $6,814,528    $3,626,052

REAL ESTATE OPERATING EXPENSES
  Property operating expenses-
     Operating expenses                                 1,635,478       886,095
     Real estate taxes                                    771,761       367,023
     Management fees                                       43,477        28,062
  General and administrative expenses                     837,080       352,308
  Interest expense                                      1,756,270       898,356
  Depreciation and amortization expense                 1,360,713       684,930
                                                       ----------     ---------
                                                        6,404,779     3,216,774
                                                       ----------     ---------

OTHER INCOME
  Interest income                                           5,817         2,081
  Equity in loss of unconsolidated affiliate              (10,602)      (20,397)
                                                       ----------     ---------
                                                           (4,785)      (18,316)
                                                       ----------     ---------

NET INCOME                                             $  404,964    $  390,962
                                                       ==========    ==========
EARNINGS PER SHARE
  Basic                                                $     0.04    $     0.06
                                                       ==========    ==========

  Diluted                                              $     0.04    $     0.06
                                                       ==========    ==========

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING
     Basic                                             11,100,292     6,696,961
                                                       ==========    ==========

     Diluted                                           11,203,104     6,863,423
                                                       ==========    ==========

FUNDS FROM OPERATIONS:
  Net income                                           $  404,964    $  390,962
  Depreciation and amortization expense                 1,360,713       684,930
  Share of depreciation of unconsolidated affiliate        19,935         6,562
                                                       ----------    ----------
FUNDS FROM OPERATIONS                                  $1,785,612    $1,082,454
                                                       ==========    ==========

FUNDS FROM OPERATIONS PER SHARE
  Basic                                                $     0.16    $     0.16
                                                       ==========    ==========

  Diluted                                              $     0.16    $     0.16
                                                       ==========    ==========


Funds from Operations ("FFO") is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of performance for an equity REIT, for the reasons, and subject to the qualifications, specified in the paragraph entitled "Non-GAAP Financial Measures" below. The above summary financial information table reflects the reconciliation of FFO to net income and a comparison to earnings per share, the most directly comparable GAAP measure, for the periods presented.


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

                            AMERIVEST PROPERTIES INC.
                    Summary Financial Information (continued)
                                   (unaudited)

                                                                                  March 31,          December 31,
                                                                                    2003                 2002
                                                                                    ----                 ----
Selected Balance Sheet Information:
-----------------------------------
Assets at cost                                                                  $183,739,302         $163,697,991
Less: accumulated depreciation and amortization
                                                                                 (7,975,776)          (6,514,404)
                                                                                ------------         ------------
Total assets                                                                    $175,763,526         $157,183,587

Total mortgage loans and notes payable                                          $122,959,470         $106,094,232

Total stockholders' equity                                                      $ 45,237,178         $ 43,895,800

Common shares outstanding at end of period                                        11,542,713           11,060,260

Selected Property Information:
------------------------------
Number of operating properties owned:                                                     27                   26
Total rentable square feet:                                                        1,564,090            1,416,350
Occupancy:                                                                             88.5%                88.0%

Number of core1 operating properties owned:                                                9                    8
Total rentable square feet:                                                        1,221,449            1,073,709
Occupancy:                                                                             90.8%                90.6%

Detailed property occupancy information on following page

Selected Stock Information:
---------------------------
Common share price (as of period end):                                          $       6.29           $     6.20

Equity market capitalization                                                    $ 72,603,665         $ 68,573,612

Common share dividend rate:                                                     $       0.13           $     0.13

Common share annualized dividend yield (as of period end):                             8.27%                8.39%

--------------------------------------------------------------------------------
Non-GAAP Financial Measures. Funds from Operations ("FFO") is a non-GAAP financial measure. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, investing activities and financing activities, it provides investors with an indication of the ability of a company to incur and service debt, to make capital expenditures and to fund other cash needs. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
--------------------------------------------------------------------------------

----------
1 "Core" properties exclude properties owned less than 100% (Panorama Falls) and smaller office buildings leased primarily to Bank of America and the State of Texas.


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

           AmeriVest Properties Inc. Property Occupancy(1) Information

Core Portfolio:
---------------

----------------------------------------------------------------------------------------------------------------------------
                                                               Percentage     Average Rent     Percentage       Average Rent
      Building/                Year                            Occupancy       Per SF at      Occupancy at       Per SF at
      Location               Acquired      Rentable Area(2)    at 3/31/03      3/31/03(3)       12/31/02        12/31/02(3)
----------------------------------------------------------------------------------------------------------------------------
    Southwest Gas
     Phoenix, AZ               2003            147,660           97.4%           $21.59            N/A              N/A
----------------------------------------------------------------------------------------------------------------------------
    Chateau Plaza
     Dallas, TX                2002            171,335           97.6%           $22.79           97.6%            $22.79
----------------------------------------------------------------------------------------------------------------------------
      Centerra
     Denver, CO                2002            186,431           70.0%           $20.30           68.1%            $20.78
----------------------------------------------------------------------------------------------------------------------------
  Parkway Centre II
     Dallas, TX                2002            151,988           95.7%           $20.83           97.9%            $20.84
----------------------------------------------------------------------------------------------------------------------------
  Kellogg Building
    Littleton, CO              2001            111,695           98.6%           $21.96           98.6%            $21.92
----------------------------------------------------------------------------------------------------------------------------
 Arrowhead Fountains
     Peoria, AZ                2001             96,092          100.0%           $21.39          100.0%            $21.41
----------------------------------------------------------------------------------------------------------------------------
   AmeriVest Plaza
  Englewood, CO(4)             2001            118,720           91.3%           $23.44           99.2%            $23.57
----------------------------------------------------------------------------------------------------------------------------
   Sheridan Center
     Denver, CO                2000            141,008           82.0%           $15.94           79.5%            $15.83
----------------------------------------------------------------------------------------------------------------------------
Keystone Office Park
  Indianapolis, IN             1999             96,520           95.8%           $17.46           97.1%            $17.33
----------------------------------------------------------------------------------------------------------------------------
Total Core Portfolio                         1,221,449           90.8%           $20.79           90.6%            $20.76
----------------------------------------------------------------------------------------------------------------------------

Non-Core Portfolio:
-------------------

----------------------------------------------------------------------------------------------------------------------------
    Panorama Falls
   Englewood, CO(5)            2000             60,004           70.8%           $19.02           70.8%            $19.15
----------------------------------------------------------------------------------------------------------------------------
    Bank of America
 Buildings - Texas(6)          1998             60,095           97.4%           $16.00           97.4%            $16.00
----------------------------------------------------------------------------------------------------------------------------
    State of Texas
 Buildings - Texas(7)         1997-98          222,542           77.7%            $9.05           77.7%             $9.05
----------------------------------------------------------------------------------------------------------------------------
    Total Non-Core                             342,641           80.0%           $12.08           80.0%            $12.10
       Portfolio
----------------------------------------------------------------------------------------------------------------------------
    Total Portfolio                          1,564,090           88.5%           $19.06           88.0%            $18.86
----------------------------------------------------------------------------------------------------------------------------

----------
(1)   Includes office space leased but not yet occupied.

(2) Includes office space but excludes storage, telecommunications and garage space.

(3) Annualized base rent divided by leased rentable area. Annualized base rent is original base rent plus contractual increases, but excludes percentage rent, additional rent (operating expense reimbursements) and parking.

(4)   Formerly known as Sheridan Plaza at Inverness.

(5) 20% of the property is owned by AmeriVest and 80% by Freemark Abbey Panorama, LLC as tenants in common.

(6) Buildings leased approximately 63% to Bank of America, with the remainder leased to a number of small tenants.

(7)   Buildings leased primarily to various agencies of the State of Texas.


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